Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-184561 on Form S-3 of our report dated March 12, 2020 relating to the financial statements of SandRidge Mississippian Trust I appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
Houston, Texas
March 12, 2020